Bureau County        Exhibit 4.79

WHEN RECORDED MAIL TO:
Ameren Illinois Company
Craig W. Stensland
One Ameren Plaza (MC 1310)
1901 Chouteau Avenue
St. Louis, MO 63103

AMEREN ILLINOIS COMPANY
(SUCCESSOR TO ILLINOIS POWER COMPANY)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

AS SUCCESSOR TRUSTEE TO

HARRIS TRUST AND SAVINGS BANK

SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 15, 2019

TO

GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

DATED AS OF NOVEMBER 1, 1992

This instrument was prepared by Chonda J. Nwamu, Esq., Senior Vice President, General Counsel and Secretary of Ameren Illinois Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

SUPPLEMENTAL INDENTURE dated as of December 15, 2019 (“this Supplemental Indenture”), made by and between AMEREN ILLINOIS COMPANY (formerly named Central Illinois Public Service Company (“CIPS”) and successor to Illinois Power Company (“IP”) pursuant to the Merger, as defined below), a corporation organized and existing under the laws of the State of Illinois (hereinafter sometimes called the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States, as successor trustee to Harris Trust and Savings Bank, as Trustee (the “Trustee”) under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;
WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 as from time to time amended and supplemented (the “Indenture”), to the Trustee, for the security of the Bonds issued and to be issued thereunder (the “Bonds”); and
WHEREAS, as of 12:01 a.m. Central Time (the “Effective Time”) on October 1, 2010, pursuant to the Agreement and Plan of Merger dated as of April 13, 2010 among CIPS, IP and Central Illinois Light Company (“CILCO”), IP and CILCO were merged with and into the Company (the “Merger”) whereby the Company is the surviving corporation; and
WHEREAS, pursuant to Sections 13.01 and 14.01(a) of the Indenture, the Company and the Trustee executed the Supplemental Indenture dated as of October 1, 2010 whereby, among other things, the Company (a) assumed the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Bonds then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by IP and (b) subjected to the Lien of the Indenture all equipment and fixtures (other than Excepted Property, which is expressly excepted and excluded from the Lien of the Indenture) that were owned by CIPS immediately prior to the Effective Time and were of the same kind and character as the Mortgaged Property immediately prior to the Effective Time; and
WHEREAS, pursuant to Sections 13.02 and 14.01(a)(i) of the Indenture, the Company has succeeded to, and has been substituted for, and may exercise every right and power of, IP under the Indenture with the same effect as if the Company had been named the “Company” in the Indenture; and
WHEREAS, pursuant to Section 14.01(a) of the Indenture, the Company and the Trustee executed 59 Supplemental Indentures dated as of January 15, 2011 subjecting to the Lien of the Indenture certain real property that was owned by CIPS immediately prior to the Merger; and
WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by supplemental indentures thereto bearing the following dates, respectively, the Bonds of the series issued thereunder and respectively identified opposite such dates:

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED
February 15, 1993	8% Series due 2023 (redeemed)	Bonds of the 2023 Series
March 15, 1993	6 1/8% Series due 2000 (paid at maturity)	Bonds of the 2000 Series
March 15, 1993	6 3/4% Series due 2005 (paid at maturity)	Bonds of the 2005 Series
July 15, 1993	7 1/2% Series due 2025 (redeemed)	Bonds of the 2025 Series
August 1, 1993	6 1/2% Series due 2003 (paid at maturity)	Bonds of the 2003 Series

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED
October 15, 1993	5 5/8% Series due 2000 (paid at maturity)	Bonds of the Second 2000 Series
November 1, 1993	Pollution Control Series M (redeemed)	Bonds of the Pollution Control Series M
November 1, 1993	Pollution Control Series N (redeemed)	Bonds of the Pollution Control Series N
November 1, 1993	Pollution Control Series O (redeemed)	Bonds of the Pollution Control Series O
April 1, 1997	Pollution Control Series P (retired)	Bonds of the Pollution Control Series P
April 1, 1997	Pollution Control Series Q (retired)	Bonds of the Pollution Control Series Q
April 1, 1997	Pollution Control Series R (retired)	Bonds of the Pollution Control Series R
March 1, 1998	Pollution Control Series S (redeemed)	Bonds of the Pollution Control Series S
March 1, 1998	Pollution Control Series T (redeemed)	Bonds of the Pollution Control Series T
July 15, 1998	6 1/4% Series due 2002 (paid at maturity)	Bonds of the 2002 Series
September 15, 1998	6% Series due 2003 (paid at maturity)	Bonds of the Second 2003 Series
June 15, 1999	7.50% Series due 2009 (paid at maturity)	Bonds of the 2009 Series
July 15, 1999	Pollution Control Series U (redeemed)	Bonds of the Pollution Control Series U
July 15, 1999	Pollution Control Series V (redeemed)	Bonds of the Pollution Control Series V
May 1, 2001	Pollution Control Series W (retired)	Bonds of the Pollution Control Series W
May 1, 2001	Pollution Control Series X (retired)	Bonds of the Pollution Control Series X
July 1, 2002	10 5/8% Series due 2007 (not issued)	Bonds of the 2007 Series
July 1, 2002	10 5/8% Series due 2012 (not issued)	Bonds of the 2012 Series
December 15, 2002	11.50% Series due 2010 (redeemed)	Bonds of the 2010 Series
June 1, 2006	Mortgage Bonds, Senior Notes Series AA (retired)	Bonds of Series AA
August 1, 2006	Mortgage Bonds, 2006 Credit Agreement Series Bonds (retired)	2006 Credit Agreement Series Bonds

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED
March 1, 2007	Mortgage Bonds, 2007 Credit Agreement Series Bonds (retired)	2007 Credit Agreement Series Bonds
November 15, 2007	Mortgage Bonds, Senior Notes Series BB (retired)	Bonds of Series BB
April 1, 2008	Mortgage Bonds, Senior Notes Series CC (retired)	Bonds of Series CC
October 1, 2008	Mortgage Bonds, Senior Notes Series DD (retired)	Bonds of Series DD
June 15, 2009	Mortgage Bonds, 2009 Credit Agreement Series Bonds (retired)	2009 Credit Agreement Series Bonds
October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-AA	Series CIPS-AA Mortgage Bonds
October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-BB (retired)	Series CIPS-BB Mortgage Bonds
October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-CC	Series CIPS-CC Mortgage Bonds
August 1, 2012	First Mortgage Bonds, Senior Notes Series EE	Bonds of Series EE
December 1, 2013	First Mortgage Bonds, Senior Notes Series FF	Bonds of Series FF
June 1, 2014	First Mortgage Bonds, Senior Notes Series GG	Bonds of Series GG
December 1, 2014	First Mortgage Bonds, Senior Notes Series HH	Bonds of Series HH
December 1, 2015	First Mortgage Bonds, Senior Notes Series II	Bonds of Series II
November 1, 2017	3.70% First Mortgage Bonds due 2047	Bonds of the 2047 Series
May 1, 2018	3.80% First Mortgage Bonds due 2028	Bonds of the 2028 Series
November 1, 2018	4.50% First Mortgage Bonds due 2049	Bonds of the 2049 Series
October 15, 2019	First Mortgage Bonds, Senior Notes Series CILCO-AA	Series CILCO-AA Mortgage Bonds
November 1, 2019	3.25% First Mortgage Bonds due 2050	Bonds of the 2050 Series
and

WHEREAS, a supplemental indenture with respect to the Bonds of the 2007 Series and the Bonds of the 2012 Series listed above was executed and filed but such Bonds of the 2007 Series and Bonds of the 2012 Series were never issued and a release with respect to such supplemental indenture was subsequently executed and filed; and
WHEREAS, pursuant to Section 14.01(a)(xi) of the Indenture, the Company and the Trustee executed a Supplemental Indenture dated as of October 25, 2017 amending the Indenture and reserving rights to amend the Indenture; and
WHEREAS, pursuant to Section 14.01(a) of the Indenture, the Company and the Trustee executed the Supplemental Indenture dated as of October 15, 2019 whereby, among other things, the Company subjected to the Lien of the Indenture (a) all equipment and fixtures (other than Excepted Property, which is expressly excepted and excluded from the Lien of the Indenture) that were owned by CILCO immediately prior to the Merger and were of the same kind and character as the Mortgaged Property immediately prior to the Merger (the “CILCO Equipment and Fixtures”), (b) all property, real, personal and mixed, acquired by the Company after the Merger (other than Excepted Property, which is expressly excepted and excluded from the Lien of the Indenture) which constitutes an improvement, extension or addition to the CILCO Equipment and Fixtures or a renewal, replacement or substitution of or for any part thereof, and (c) all franchises, permits, licenses, easements and rights of way that are owned by the Company and are transferable and necessary for the operation and maintenance of the Mortgaged Property; and
WHEREAS, pursuant to Section 14.01(a) of the Indenture, the Company elects to subject to the Lien of the Indenture certain real property owned by CILCO immediately prior to the Effective Time; and
WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and
WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

THAT to secure the payment of the principal of, premium, if any, and interest on all Bonds issued and Outstanding under the Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance by the Company of, and its compliance with, the covenants and conditions of the Indenture, and in consideration of the premises and of One Dollar paid to the Company by the Trustee, the Company does hereby grant, bargain, sell, release, convey, quitclaim, assign, transfer, mortgage, pledge, set over and confirm unto the Trustee, and to its successors in trust and to its assigns, all of the property, rights and interests in property described in the attached Property Schedule (other than Excepted Property, which is expressly excepted and excluded from the Lien of the Indenture); the Company expressly reserves the right, at any time and from time to time, by one or more supplemental indentures, to subject to the Lien and operation of the Indenture any part or all of the Excepted Property upon such terms and conditions and subject to such restrictions, limitations and reservations as may be set forth in such supplemental indenture or indentures; together with all other property of whatever kind and nature subjected to or intended to be subjected to the Lien of the Indenture by any of the terms and provisions thereof.
TO HAVE AND TO HOLD all such properties, rights and interests in property granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed or in which a security interest has been granted by the Company in the Indenture or intended or agreed to be so granted, together with all the appurtenances thereto, unto the Trustee and its successors and assigns forever,
SUBJECT, HOWEVER, to Permitted Liens and to Liens which have been granted by the Company to other Persons prior to the date of the execution and delivery of this Supplemental Indenture, and subject also, as to any property hereafter acquired by the Company, to vendors’ Liens, purchase money mortgages and other Liens thereon at the time of the acquisition thereof (including, but not limited to the Lien of any Prior Mortgage), it being understood that with respect to any of such property which is now or hereafter becomes subject to the Lien of any Prior Mortgage, the Lien of the Indenture shall at all times be junior and subordinate to the Lien of such Prior Mortgage;
BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of all present and future holders of the Bonds and any coupons issued and to be issued thereunder and secured by the Lien of the Indenture, and to secure the payment of the principal of, premium, if any, and interest on the Bonds issued and Outstanding under the Indenture when payable in accordance with the provisions thereof and hereof, and to secure the performance of the Company, of, and its compliance with, the covenants and conditions of the Indenture without any preference, priority or distinction of any one Bond over any other Bond by reason of priority in the issue or negotiation thereof or otherwise;
PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Mortgaged Property shall have ceased and become void in accordance with Article Nine, then and in that case the Indenture and the estate and rights thereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge the Indenture and execute and deliver to the Company such instruments as the Company shall require to evidence the discharge thereof; otherwise the Indenture shall be and remain in full force and effect; and
IT IS HEREBY COVENANTED AND AGREED, by and between the Company and the Trustee, that all Bonds and coupons, if any, are to be authenticated, delivered and issued, and that all Mortgaged Property is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successor and assigns, hereby covenants and agrees to and with the Trustee and its successors in trust under the Indenture, for the benefit of those who shall hold Bonds, as follows:
ARTICLE I

THE TRUSTEE

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.
ARTICLE II

MISCELLANEOUS PROVISIONS

Except as otherwise defined herein, capitalized terms defined in the Indenture are used herein as therein defined. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.
The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

IN WITNESS WHEREOF, said Ameren Illinois Company has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said The Bank of New York Mellon Trust Company, N.A., as successor trustee to Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents and this Supplemental Indenture to be attested by its Secretary or one of its Vice Presidents; all as of December 15, 2019.

AMEREN ILLINOIS COMPANY

(CORPORATE SEAL)
	By:	/s/ Darryl T. Sagel
		Name:	Darryl T. Sagel
		Title:	Vice President and Treasurer

ATTEST:

By:	/s/ Craig W. Stensland
	Name:	Craig W. Stensland
	Title:	Assistant Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
successor trustee to
Harris Trust and Savings Bank,
TRUSTEE,

By:	/s/ M. Callahan
	Name:	M. Callahan
	Title:	Vice President

ATTEST:

By:	/s/ D.G. Donnovan
	Name:	D.G. Donovan
	Title:	Vice President

STATE OF MISSOURI	)
ss.
CITY OF ST. LOUIS	)

BE IT REMEMBERED, that on this 13th day of December, 2019, before me, the undersigned, a Notary Public within and for the City and State aforesaid, personally came Darryl T. Sagel, Vice President and Treasurer, and Craig W. Stensland, Assistant Secretary, of Ameren Illinois Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed, sealed and delivered the said instrument as their free and voluntary act as such officers and as the free and voluntary act of said Ameren Illinois Company for the uses and purposes therein set forth.
IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

Kelly J. Roth
NOTARY PUBLIC

Kelly J Roth
Notary Public – Notary Seal State of Missouri Commissioned for St. Charles County My Commission Expires: May 12, 2022 Commission Number: 14440245

STATE OF ILLINOIS	)
ss.
COUNTY OF COOK	)

BE IT REMEMBERED, that on this 12th day of December, 2019, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came M. Callahan, Vice President and D.G. Donovan, Vice President, of The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized, incorporated and existing under the laws of the United States, who are personally known to me or proved to me on the basis of satisfactory evidence to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed and delivered the said instrument as their free and voluntary act as such Vice President and Vice President, and as the free and voluntary act of said The Bank of New York Mellon Trust Company, N.A. for the uses and purposes therein set forth.
IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s/ Lawrence M. Kusch
NOTARY PUBLIC Official Seal Lawrence M Kusch Notary Public – State of Illinois My Commission Expires 10/24/22

PROPERTY SCHEDULE
BUREAU COUNTY, ILLINOIS

The following described real estate of the Company situated in Bureau County, Illinois: PIN # 25-31-100-001

A part of the NW 1/4 of the NW 1/4 of Section 31, Township 14 North, Range 8 East of the 4th Principal Meridian, more particularly described as follows, to wit: Commencing at the Northwest corner of the NW 1/4 of the NW 1/4 of Section 31 and the place of beginning of the tract to be described; thence North 89° 34' 54" East, 250 feet; thence South 0° 01' 00" West, 250 feet; thence South 89° 34' 54" West, 250 feet; thence North 0° 01' 00" East, 250 feet to the place of beginning, containing 1.435 acres.

The following described real estate of the Company situated in Bureau County, Illinois: PIN # 16-11-200-004

A parcel of land located in the Northeast Quarter of Section 11, Princeton Township, Township 16 North, Range 9 East of the 4th Principal Meridian, Bureau County, Illinois, being more particularly described as follows, to wit: Commencing at an iron rod marking the Northeast corner of the Northeast 1/4 of said Section; thence S-1°-10'-26"-E along the West line of said Section, 86.0 feet to an iron rod marking the Point of Beginning of the tract of land to be described; thence continuing S-1°-10'-26"-E along the aforedescribed course 145.0 feet to an iron rod; thence S-89°-53'-56"-W, 230.0 feet to an iron rod; thence N-1°-10'-26"-W, 231.0 feet to an iron rod on the North line of said Section; thence N-89°-53'-56"-E along the North line of said Section 95.0 feet to an iron rod; thence S-1°-10'-26"-E, 86.0 feet to an iron rod; thence N-89°-53'-56"-E, 135.0 feet to the place of beginning. Containing 0.953 acre including 0.167 acre within the right of way limits of the township roads.

The following described real estate of the Company situated in Bureau County, Illinois: PIN # 16-12-100-004

The North 261 feet of the West 350 feet of the North Half of the Northwest Quarter of Section 12, Township 16 North, Range 9 East of the Fourth Principal Meridian, except coal and minerals and the right to mine and remove the same; Situated in Bureau County, Illinois.

Schedule

The Company filed substantially similar supplemental indentures in various counties in the State of Illinois to subject to the Lien of the Indenture certain real property owned by CILCO immediately prior to the Merger. The only material difference among these supplemental indentures is the description of the real property set forth on the property schedule being subjected to the Lien of the Indenture, which, by necessity, differs from county to county.

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